                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  May 15, 2003
                                 Date of Report
                        (Date of earliest event reported)


                           Castle Dental Centers, Inc.
             (Exact name of registrant as specified in its charter)

 Delaware                               001-13263               76-0486898
(State or other jurisdiction      (Commission File Number)   (I.R.S. Employer
of incorporation)                                            Identification No.)

                           3701 Kirby Drive, Suite 550
                              Houston, Texas 77098
          (Address of principal executive offices, including zip code)


                                 (713) 490-8400
              (Registrant's telephone number, including area code)


                                 Not Applicable
                        (Former name and former address,
                          if changed since last report)

Item 1.  Changes in Control of Registrant.

          Following the Company's restructuring in July 2002, the amount of debt outstanding under the Second Amended and Restated Credit Agreement, dated July 19, 2002 ("Old Credit Agreement"), between the Company, Bank of America, N.A., as agent for the lenders, and the lenders party to such agreement, substantially limited the Company's ability to properly fund its business plan. As of May 14, 2003, the principal amount outstanding under the Old Credit Agreement was approximately $46.7 million. The amounts required to make interest and principal payments on the Old Credit Agreement required the use of substantially all of the Company's cash flow from operations. As a result, the Company was unable to fund the capital expenditures necessary to expand its business and improve its operations, and was unable to support additional borrowings to fund such capital expenditures.

          On May 15, 2003, the Company entered into agreements with General Electric Capital Corporation ("GECC"), the transferee of the Company's equity securities and notes previously held by Heller Financial, Inc. ("Heller"), Midwest Mezzanine Fund II, L.P. ("Midwest"), James M. Usdan, its Chief Executive Officer ("Mr. Usdan"), Sentinel Capital Partners II, L.P. ("Sentinel"), Thomas
P. Fitzpatrick, a senior advisory partner of Sentinel ("Mr. Fitzpatrick"), John
M. Slack, an officer of the Company ("Mr. Slack"), Bank of America Strategic Solutions, Inc. ("BofA"), FSC Corp. ("FSC") and Amsouth Bank ("Amsouth") in order to restructure its outstanding debt and equity (the "Restructuring"). Pursuant to the Restructuring, the lenders under the Old Credit Agreement other than GECC (the "Former Lenders") have agreed to accept a payment of $16.5 million in full satisfaction of $38.7 million in principal and interest owed to the Former Lenders under the Old Credit Agreement. To facilitate the Restructuring, the Company has entered into the following transactions:

     . the Company borrowed $13.8 million pursuant to a new Credit Agreement, dated May 15, 2003, between the Company, GECC, as agent, and the lenders party to such agreement (the "Credit Agreement"). Borrowings under the Credit Agreement include approximately $8.5 million owed to GECC under the Old Credit Agreement, which amount was rolled over to the Credit Agreement. New amounts borrowed under the Credit Agreement will be used to partially fund the repayment of the amounts owed to the Former Lenders under the Old Credit Agreement, to pay expenses incurred in connection with the Restructuring, and to fund the Company's working capital requirements.
     . pursuant to a Warrant Purchase Agreement, dated May 15, 2003 ("Warrant Purchase Agreement"), between the Company, BofA, FSC and Amsouth (the "Sellers"), the Company will acquire 25,161, 16,476 and 8,238 warrants ("Series A-2 Warrants") to purchase shares of Series A-2 Convertible Preferred Stock, par value $.000001 per share ("Series A-2 Preferred Stock"), from BofA, FSC, and Amsouth, respectively, for an aggregate purchase price of $625,000.
     . pursuant to a Preferred Stock and Subordinated Note Purchase Agreement, dated May 15, 2003, between the Company, Sentinel, GECC, Midwest, Mr. Fitzpatrick, Mr. Slack and Mr. Usdan (the "Purchase Agreement"), the Company issued 76,310 shares of Series B Convertible Preferred Stock, par value $.000001 per share ("Series B Preferred Stock"), for an aggregate consideration of $5,712,000 in cash, the surrender of $1,919,063 in

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         principal and accrued interest of the Company's 15% senior subordinated convertible promissory notes ("Senior Notes"), and the surrender of warrants ("Common Warrants") to purchase 17,974,062 shares of Common Stock. Pursuant to the Purchase Agreement, the Company also issued $6,664,000 in principal amount of 20% Subordinated Promissory Notes
         (the "Subordinated Notes"). Amounts received under the Purchase Agreement were used to partially fund the repayment of amounts owed to Former Lenders under the Old Credit Agreement.

Credit Agreement

         The Credit Agreement consists of a $3.5 million revolving credit facility and a $12.5 million term loan. At the closing of the Restructuring, GECC was the agent and the sole lender under the Credit Agreement. At the closing of the Restructuring, the Company borrowed $13.8 million under the Credit Agreement, $8.5 million of which was rolled over from the Old Credit Agreement. Consequently, immediately following the Restructuring the Company had availability of $2.2 million under the revolving credit facility. Principal of the term loan is payable in installments of $250,000 on December 31, 2003, $375,000 per quarter in 2004, $625,000 per quarter in 2005, $750,000 per quarter in 2006 and through September 30, 2007, with a final payment of the remaining principal balance due November 15, 2007. The Company may be required to make additional principal payments, including an annual cash flow payment based on achieving certain financial targets, and other mandatory prepayments as set forth in the Credit Agreement. Interest is payable monthly or quarterly depending on whether the Company chooses to pay interest based upon the prime rate quoted in The Wall Street Journal (the "Base Rate") or LIBOR. Interest is equal to the Base Rate plus 3.25% per annum or LIBOR plus 4.50% per annum. A closing fee of $100,000 was payable upon the initial funding under the Credit Agreement and an administrative fee of $25,000 is payable annually beginning on the first anniversary of such funding date. Fees are also payable for issuances of letters of credit and for unused availability under the revolving credit facility. The Credit Agreement contains affirmative and negative covenants that require the Company to maintain certain financial ratios, limit the amount of additional indebtedness, limit the creation or existence of liens, set certain restrictions on acquisitions, mergers and sales of assets and restrict the payment of dividends. The Credit Agreement is secured by pledges and other security interests in all of the assets of the Company and its subsidiaries.

         Pursuant to an Amendment to Forbearance Agreement, dated as of May 15, 2003 (the "Roisman Forbearance"), by and among Leon D. Roisman, D.M.D ("Roisman DMD"), Leon D. Roisman, D.M.D, Inc. ("Roisman Inc."), and Roisman Acquisition Company ("Roisman Acquisition", together with Roisman DMD and Roisman Inc., "Roisman"), and CDC of California, Inc. and Castle Dental Centers of California, L.L.C., Roisman consented to GECC filing liens to secure the Company's obligations under the Credit Agreement. In connection with a judgement previously entered into against the Company, the Company owed Roisman approximately $1,294,114 as of June 24, 2002, which had been paid down to $749,625 as of May 15, 2003. The Company previously agreed to make the following payments in exchange for forbearance in enforcing the judgment: (1) $100,000 interest payment paid in July 2002, (2) twenty-three monthly installments of $30,000 each beginning August 2002 and (3) then $25,000 in monthly installments until paid in full. Pursuant to the Roisman Forbearance, the Company agreed to increase each of the $30,000 payments required above to $35,000 and each of the $25,000 payments required above to $30,000 until the full amount owed to Roisman is paid in full.

Purchase Agreement

      The following table lists each purchaser who acquired Series B Preferred Stock and Subordinated Notes pursuant to the Purchase Agreement and the consideration paid by each such purchaser therefor.

                                                        Amount of                 Consideration
                                                                        ----------------------------------------
      Purchaser              Securities Acquired        Securities                 Senior Notes       Common
   ---------------           -------------------        ----------                 ------------      --------
                                                                          Cash                       Warrants
                                                                         ------                      --------
Sentinel Capital            Series B Preferred Stock        55,386     $ 5,538,600           --            --
Partners II, L.P.           Subordinated Notes          $6,461,700     $ 6,461,700           --            --

Thomas P. Fitzpatrick       Series B Preferred Stock         1,152     $   115,200           --            --
                            Subordinated Notes            $134,400     $   134,400           --            --

John M. Slack               Series B Preferred Stock           462     $    46,200           --            --
                            Subordinated Notes             $53,900     $    53,900           --            --

James M. Usdan              Series B Preferred Stock         8,022     $    12,000   $  790,203     7,401,084
                            Subordinated Notes             $14,000     $    14,000           --            --

General Electric            Series B Preferred Stock
Capital Corporation                                          5,644              --   $  564,430     5,286,489

Midwest Mezzanine           Series B Preferred Stock
Fund II, L.P.                                                5,644              --   $  564,430     5,286,489

Total                                                                  $12,376,000   $1,919,063    17,974,062
                                                                       ===========   ==========    ==========

      In addition, pursuant to the Purchase Agreement, Sentinel agreed to purchase, on or before September 30, 2003, an additional 2,880 shares of Series B Preferred Stock and $336,000 in principal amount of Subordinated Notes on the same terms it acquired Series B Preferred Stock and Subordinated Notes on May 15, 2003. After this second sale of securities under the Purchase Agreement, the Company will have sold for cash 60,000 shares of Series B Preferred Stock for $6.0 million and issued $7.0 million in Senior Notes and will have issued 19,190 shares of Series B Preferred Stock in exchange for Senior Notes and Common Warrants.

      The issuance and sale of the Series B Preferred Stock and the Senior Notes under the Purchase Agreement were subject to a number of conditions precedent, including the following:

   . the execution and delivery of a new employment agreement between the Company and Mr. Usdan;

   .  the repayment of the Former Lenders under the Old Credit Agreement;

   . the termination of the Stockholders Agreement dated as of July 19, 2002, by and among the Company, Heller, Midwest, the Sellers and Mr. Usdan;

   . the termination of the Registration Rights Agreement dated as of July 19, 2002, by and among the Company, Heller, Midwest, the Sellers and Mr. Usdan; and

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

    . the termination of the Investors Agreement dated as of July 19, 2002, by and among the Company, Heller, Midwest and Mr. Usdan.

Registration Rights Agreement

       In connection with the Restructuring, the Company entered into a Registration Rights Agreement, dated May 15, 2003, with Sentinel, GECC, Midwest, Mr. Fitzpatrick, Mr. Slack and Mr. Usdan (the "Registration Rights Agreement"). The Registration Rights Agreement obligates the Company to register for resale with the Securities and Exchange Commission (the "SEC") the Common Stock issuable upon conversion of the Company's equity securities held by the parties to the Registration Rights Agreement upon request by the parties thereto. The holders of a majority of the securities issued to Sentinel pursuant to the Purchase Agreement can require the Company to file up to four registration statements registering the shares subject to the Registration Rights Agreement with the SEC. In addition, the parties to the Registration Rights Agreement are granted "piggy-back" rights to register such Common Stock on any registration statements filed by the Company for the purpose of publicly offering securities.

Stockholders Agreement

       The Company also entered into a Stockholders Agreement, dated May 15, 2003, with Sentinel, GECC, Midwest, Mr. Fitzpatrick, Mr. Slack and Mr. Usdan (the "Stockholders Agreement"). The Stockholders Agreement governs the transfer of Company securities held by the parties thereto and prohibits the Company from engaging in financing and other transactions without the consent of a majority of the Company's securities held by Sentinel on the date of the Stockholders Agreement ("Sentinel Shares"). In addition, the Stockholders Agreement requires that the number of directors on the Company's Board of Directors be increased from five to seven. Each share of Series B Preferred Stock issued in connection with the Restructuring is currently convertible into approximately 2,083.89 shares of Common Stock, par value $.000001 per share ("Common Stock"), and votes with the Common Stock and Series A-1 Convertible Preferred Stock, par value $.000001 per share ("Series A-1 Preferred Stock"), on an as-converted basis. Each share of Series A-1 Preferred Stock is currently convertible into approximately 182.68 shares of Common Stock and votes with the Common Stock and Series B Preferred Stock on an as-converted basis. Because the parties to the Stockholders Agreement hold a majority of the voting power of the Company's outstanding securities, all of the Company's directors are selected pursuant to the Stockholders Agreement. Immediately following the Restructuring, there were 6,417,206 shares of Common Stock, 211,282 Shares of Series A-1 Preferred Stock, no shares of Series A-2 Preferred Stock, and 76,310 shares of Series B Preferred Stock outstanding, entitled to cast, in the aggregate, 204,036,202 votes at any meeting of the stockholders of the Company. Immediately following the Restructuring, the parties to the Stockholders Agreement held the following equity securities of the Company, holding the right to cast the following number of votes, which constitute the following percentage of total votes entitled to be cast at any meeting of the stockholders of the Company:

                Name                          Securities Held         Number of    Votes Entitled   Percentage of
                ----                          ---------------         ---------    --------------   -------------
                                                                        Shares       to be Cast      Total Votes
                                                                        ------       ----------      -----------
Sentinel Capital Partners II, L.P.       Series B Preferred Stock       55,386      115,418,061         56.6%

Thomas P. Fitzpatrick                    Series B Preferred Stock          1,152        2,400,635      1.2%

James M. Usdan                           Series B Preferred Stock          8,022       16,716,926
                                         Common Stock                     90,000           90,000      8.2%

General Electric Capital Corporation     Series B Preferred Stock          5,644       11,761,447
                                         Series A-1 Preferred Stock      119,520       21,834,324     16.5%

Midwest Mezzanine Fund II, L.P.          Series B Preferred Stock          5,644       11,761,447
                                         Series A-1 Preferred Stock       59,760       10,917,162     11.1%

John M. Slack                            Series B Preferred Stock            462          962,754
                                         Common Stock                     14,500           14,500      0.5%
                                                                                      -----------     -----

Total:                                                                                191,877,256     94.0%
                                                                                      ===========     =====

       In connection with the Restructuring, Paul Kreie resigned as director of the Company effective on the tenth day following the mailing of an information statement describing the Restructuring (the "Information Statement") to the stockholders of the Company. Pursuant to the Stockholders Agreement, holders of a majority of the Sentinel Shares are entitled to designate four directors to the Company's Board of Directors, holders of a majority of the shares of Company securities subject to the Stockholders Agreement, other than the Sentinel Shares, are entitled to designate two directors to the Company's Board of Directors, and the Company's Chief Executive Officer is entitled to serve as a director. Sentinel has designated David S. Lobel, Mr. Fitzpatrick, Paul F. Murphy, and Edward Kuntz, a current director, as directors of the Company. Frank
A. Baynham and Ira Glazer, two of the Company's current directors, have been designated as directors by the holders of a majority of the non-Sentinel Shares subject to the Stockholders Agreement. Mr. Usdan, the current Chief Executive Officer and a director of the Company, continued his position as a director of the Company pursuant to the Stockholders Agreement. In accordance with the requirements of Section 14(f) of the Exchange Act of 1934 (the "Exchange Act") and Rule 14f-1 thereunder, the new directors designated by Sentinel (the "Sentinel Designees") will take office on the tenth day following the mailing of the Information Statement to the stockholders of the Company.

       The Stockholders Agreement provides that the following actions require the approval of holders of a majority of the holders of Sentinel Shares:

    . amending the terms of the Series B Preferred Stock, issuing any capital stock that ranks senior or pari passu to the Series B Preferred Stock, or entering into any agreement that would restrict the Company's ability to comply with the terms of the Series B Preferred Stock;
    . issuing any convertible securities other than currently outstanding convertible securities or options issued pursuant to the Castle Dental Centers, Inc. 2002 Stock Option Plan (the "2002 Plan");
    . paying dividends with respect to any of the Company's securities held by parties to the Stockholders Agreement;
    .  amending the Company's Certificate of Incorporation or Bylaws;
    .  materially amending the Company's Credit Agreement;

    . entering into any transaction that results in the sale of substantially all of the Company's assets or in any person or entity, other than Sentinel, becoming the beneficial owner of more than 50% of the voting securities of the Company;
    . incurring more than $1 million in indebtedness not approved in an annual budget by the Board of Directors;
    .  voluntarily liquidating the Company;
    . acquiring an interest or making an investment in any company or business; . entering into or amending any agreements, other than compensation agreements, with any person holding at least 2% of the Company's Common Stock;
    .  terminating the employment of any senior executive officer.

       In the event that the Board of Directors and Sentinel, as long as Sentinel owns a majority of the Sentinel Shares, approves a Sale of the Company (an "Approved Sale"), all of the parties to the Stockholders Agreement have agreed to consent to such Sale of the Company, and if required, sell their Company securities pursuant to such transaction. In the event of an Approved Sale, each party to the Stockholders Agreement has agreed to receive in exchange for the capital stock of the Company held by such stockholder the same portion of the aggregate consideration from such sale or exchange that such stockholder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Certificate of Incorporation. For purposes of the Stockholders Agreement a "Sale of the Company" is defined as transaction that results in the sale of substantially all of the Company's assets or that results in the holders of the Company's Common Stock, on a fully diluted basis, immediately prior to such transaction owning less than 50% of the Company's Common Stock, on a fully diluted basis, following such transaction.

       The Stockholders Agreement further provides that if a majority of the Series B Preferred Stock is converted into Common Stock, all of the parties to the Stockholders Agreement will immediately convert all Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock held by such parties into Common Stock.

       The Company has also granted preemptive rights to the parties to the Stockholders Agreement permitting such persons to participate in any offering of the Company's equity securities pursuant to the terms of such offering in an amount that will permit each such person to retain its same percentage interest in the Company. The preemptive rights granted by the Company are inapplicable to issuances to officers, directors and employees, to issuances made by the Company in connection with the acquisition of another business entity, or if the holders of a majority of the Sentinel Shares designate preemptive rights to be inapplicable to such issuance.

Management Agreement

       The Company and Sentinel also entered into a Management Agreement, dated May 15, 2003 ("Management Agreement") in connection with Sentinel's acquisition of securities pursuant to the Purchase Agreement. Unless earlier terminated by the parties, the Management Agreement will remain in effect as long as Sentinel owns capital stock of the Company. The Management Agreement obligates Sentinel to provide strategic financial planning, advisory and consulting services related to the selection of independent auditors, legal counsel and investment bankers, as well as other consulting services. In the event that Sentinel provides financial advisory services related to acquisitions and divestitures, hiring of executive personnel, refinancings, or sales of stock, Sentinel will be entitled to additional compensation.

       The Management Agreement required the Company to pay Sentinel a $485,000 consulting fee, plus expenses, in connection with the acquisition of securities pursuant to the Purchase Agreement. The annual consulting fee payable to Sentinel pursuant to the Management Agreement is $275,000. The consulting fee increases to $300,000 per year after the date that the Company's EBITDA (as defined in the Credit Agreement) exceeds $10 million for the preceding twelve months. If Sentinel holds less than 50% of the shares of Common Stock held by Sentinel on a fully diluted basis as of the date of the Management Agreement, the fees payable to Sentinel will be prorated based on the number of fully diluted shares of Common Stock held by Sentinel on such date.

Warrant Purchase Agreement

       Pursuant to the Warrant Purchase Agreement, the Company will acquire 25,161, 16,476 and 8,238 Series A Warrants from BofA, FSC, and Amsouth, respectively, for an aggregate purchase price of $625,000. $425,000 of this purchase price was paid on May 15, 2003, an additional $100,000 is due on June 14, 2003, and the remaining $75,000 is due on July 14, 2003. The Sellers will convey the Series A-2 Warrants (which constitute all of the Series A-2 Warrants owned by the Sellers) to the Company concurrently with the payment of the final installment of the purchase price.

Amendments to Certificate of Incorporation

       In connection with the Restructuring, Heller and Midwest (the "Consenting Stockholders") who own shares of Series A-1 Preferred Stock representing more than a majority of the voting power of the Company and more than 75% of the voting power of the Series A-1 Preferred Stock at the close of business on May 14, 2003 (the "Record Date") executed a written consent adopting and approving an amendment to the Company's certificate of incorporation and an amendment to the Company's Certificate of Designations, Preferences and Rights of Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock ("Series A Designation"). Heller and the Sellers, as holders of all of the Series A-2 Warrants outstanding on the Record Date, have also executed the written consent because their consent was necessary to amend the terms of the Series A Designation.

       The amendment to the certificate of incorporation (the "Authorized Share Amendment") will increase the number of authorized shares of Common Stock from 100,000,000 to a total of 250,000,000. The amendment to the Series A Designation (the "Series A Amendment") is summarized as follows:

    . Section 2(a) has been amended to add definitions that are needed to support the other changes made;
    . Section 2(b) has been amended to add a provision making conversion of the Series A-1 Preferred Stock and Series A-2 Preferred Stock (collectively "Preferred Shares") into

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

     Common Stock mandatory if all of the Series B Preferred Stock is converted into Common Stock;
  . Section 2(c) has been amended to support the addition of anti-dilution rights;
  . Section 2(d) has been amended to add conforming provisions necessary to support the mandatory conversion provisions of Section 2(b);
  . Sections 2(f),(g),(h),(i) and (j) have been amended or added to provide anti-dilution rights that mirror those granted to holders of Series B Preferred Stock;
  . Section 5(b), which granted the holders of the Series A-1 Preferred Stock the right to elect a majority of the Company's board of directors, has been deleted;
  . Section 6 has been amended to provide that a Change of Control shall be deemed to be a Liquidation if the holders of a majority of the shares of Series B Preferred Stock treat a "Change of Control" as a "Liquidation Event" according to the Certificate of Designations establishing the Series B Preferred Stock (the "Series B Terms");
  . Section 7 has been amended to provide that the Series B Preferred Stock will constitute "Senior Securities" with respect to the Preferred Shares; and
  . Section 9 has been amended so that it would not require the consent of the holders of the Preferred Shares to pay a dividend on Senior Securities.

Neither the Authorized Share Amendment nor the Series A Amendment will be filed with the Delaware Secretary of State until 20 days after the mailing of the Information Statement to the stockholders of the Company.

Item 2.  Acquisition or Disposition of Assets.

     Not applicable to this filing.

Item 3.  Bankruptcy or Receivership.

     Not applicable to this filing.

Item 4.  Changes in Registrant's Certifying Accountants.

     Not applicable to this filing.

Item 5.  Other Events.

     Not applicable to this filing.

Item 6.  Resignation of Registrant's Directors.

     Not applicable to this filing.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired.

     Not applicable to this filing.

(b)  Pro Forma Financial Information.

     Not applicable to this filing.

(c)  Exhibits.


     3.1 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Castle Dental Centers, Inc.

     10.1 Credit Agreement dated as of May 15, 2003 among the Castle Dental Centers, Inc., Castle Dental Centers of Florida, Inc., Castle Dental Centers of Tennessee, Inc., Castle Texas Holdings, Inc., Castle Dental Centers of Texas, Inc., CDC of California, Inc., the lenders party thereto, and General Electric Capital Corporation, as agent for the Lenders

     10.2 Preferred Stock and Subordinated Note Purchase Agreement dated as of May 15, 2003 between Castle Dental Centers, Inc. (the "Company"), Sentinel Capital Partners II, L.P. ("Sentinel"), General Electric Capital Corporation ("GECC"), Midwest Mezzanine Fund II, L.P. ("Midwest"), Thomas P. Fitzpatrick ("Fitzpatrick"), John M. Slack ("Slack"), and James M. Usdan, an individual ("Usdan" and, together with Slack, Fitzpatrick, Midwest, GECC, and Sentinel, the "Purchasers")

     10.3 Registration Rights Agreement dated as of May 15, 2003, by and among the Company and the Purchasers

     10.4 Stockholders Agreement dated as of May 15, 2003, by and among the Company, and the Purchasers

     10.5 Form of subordinated promissory note

     10.6 Sentinel Management Agreement dated as of May 15, 2003 by and among the Company and Sentinel

     10.7 Termination and Amendment of the Registration Rights Agreement, dated as of July 19, 2002, by and among the Company, Heller Financial, Inc. ("Heller"), Midwest, Usdan and certain other stockholders of the Company

     10.8 Termination of the Stockholders Agreement, dated as of July 19, 2002, by and among the Company, Heller, Midwest, Usdan and certain other stockholders of the Company

     10.9 Termination of the Investor Agreement, dated as of July 19, 2002, by and among the Company, Usdan, Heller and Midwest

     10.10 Amendment to Forbearance Agreement dated as of May 15, 2003, by and between Leon D. Roisman, D.M.D, Leon D. Roisman, D.M.D, Inc., Roisman Acquisition Company, CDC of California, Inc. and Castle Dental Centers of California, L.L.C.

     10.11 Employment Agreement by and between James M. Usdan and the Company dated as of May 15, 2003

     10.12 Warrant Purchase Agreement dated as of May 14, 2003, between Banc of America Strategic Solutions, Inc., FSC Corp., Amsouth Bank and the Company.

     99.1  Copy of Castle Dental Centers, Inc.'s Press Release dated May 15,
           2003

Item 8.  Change in Fiscal Year.

     Not applicable to this filing.

Item 9.  Regulation FD Disclosure.

     Not applicable to this filing.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

     Not applicable to this filing.

Item 11. Temporary Suspension of trading Under Registrant's Employee Benefit Plans.

     Not applicable to this filing.

Item 12. Results of Operations and Financial Condition.

     Not applicable to this filing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CASTLE DENTAL CENTERS, INC.

                                        By: /s/ John M. Slack
                                            ------------------------------------
Dated:  May 28, 2003                         John M. Slack
                                             Senior Vice President and Chief
                                             Administrative Officer

                                  EXHIBIT INDEX

Exhibits

     3.1 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Castle Dental Centers, Inc.

     10.1 Credit Agreement dated as of May 15, 2003 among the Castle Dental Centers, Inc., Castle Dental Centers of Florida, Inc., Castle Dental Centers of Tennessee, Inc., Castle Texas Holdings, Inc., Castle Dental Centers of Texas, Inc., CDC of California, Inc., the lenders party thereto, and General Electric Capital Corporation, as agent for the Lenders

     10.2 Preferred Stock and Subordinated Note Purchase Agreement dated as of May 15, 2003 between Castle Dental Centers, Inc. (the "Company"), Sentinel Capital Partners II, L.P. ("Sentinel"), General Electric Capital Corporation ("GECC"), Midwest Mezzanine Fund II, L.P. ("Midwest"), Thomas P. Fitzpatrick ("Fitzpatrick"), John M. Slack ("Slack"), and James M. Usdan, an individual ("Usdan" and, together with Slack, Fitzpatrick, Midwest, GECC, and Sentinel, the "Purchasers")

     10.3 Registration Rights Agreement dated as of May 15, 2003, by and among the Company and the Purchasers

     10.4 Stockholders Agreement dated as of May 15, 2003, by and among the Company, and the Purchasers

     10.5   Form of subordinated promissory note

     10.6 Sentinel Management Agreement dated as of May 15, 2003 by and among the Company and Sentinel

     10.7 Termination and Amendment of the Registration Rights Agreement, dated as of July 19, 2002, by and among the Company, Heller Financial, Inc. ("Heller"), Midwest, Usdan and certain other stockholders of the Company

     10.8 Termination of the Stockholders Agreement, dated as of July 19, 2002, by and among the Company, Heller, Midwest, Usdan and certain other stockholders of the Company

     10.9 Termination of the Investor Agreement, dated as of July 19, 2002, by and among the Company, Usdan, Heller and Midwest

     10.10 Amendment to Forbearance Agreement dated as of May 15, 2003, by and between Leon D. Roisman, D.M.D, Leon D. Roisman, D.M.D, Inc., Roisman

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

            Acquisition Company, CDC of California, Inc. and Castle Dental Centers of California, L.L.C.

     10.11 Employment Agreement by and between James M. Usdan and the Company dated as of May 15, 2003

     10.12 Warrant Purchase Agreement dated as of May 14, 2003, between Banc of America Strategic Solutions, Inc., FSC Corp., Amsouth Bank and the Company.

     99.1   Copy of Castle Dental Centers, Inc.'s Press Release dated May 15,
            2003

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